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(310) 279-5980

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(310) 279-5968

NetSol Technologies Reports Fiscal 2016 Third-Quarter Results

●	Performance Reflects Continued Momentum throughout the Business

●	2016 Third Quarter Revenue Up 22% to $16M from Third Quarter Last Year

●	Second Straight Quarter of Positive EPS; Headed Toward Full Year of Positive Earnings

●	Company Reiterates Expectation of Minimum Total Net Revenues of $62 Million for Full Fiscal 2016 Year with Adjusted EPS Anticipated to Exceed $1.00 per Diluted Share

- Conference Call Scheduled Today at 9 a.m. ET (6 a.m. PT) -

CALABASAS, Calif. – May 10, 2016 – NetSol Technologies, Inc. (Nasdaq: NTWK), a global business services and enterprise application solutions provider, today announced results for its fiscal 2016 third quarter ended March 31, 2016.

Fiscal 2016 Third-Quarter Financial Results

Total net revenues for the 2016 third quarter rose 22% to $16.0 million from $13.1 million in the same period last year.

●	Total license fees were $1.8 million, compared with $1.2 million last year

●	Total maintenance fees were $3.4 million, compared with $3.0 million last year; and

●	Total services revenues advanced to $10.7 million from $8.8 million last year.

On a GAAP basis, net income for the third quarter improved to $849,000, or $0.08 per diluted share, as compared with a net loss of $1.6 million, or $(0.17) per share, in the third quarter of 2015.

Non-GAAP Adjusted EBITDA (which primarily removes depreciation and amortization and stock-based compensation) for the third quarter of 2016 was $3.2 million, or adjusted EPS of $0.30 per diluted share, as compared with adjusted EBITDA of $1.6 million, or adjusted EPS of $0.16 per diluted share, in the third quarter of 2015.

The reconciliation of adjusted EBITDA to net income, the most comparable financial measure based upon GAAP, as well as a further explanation of adjusted EBITDA, is included in the financial tables at the end of this press release.

Management Commentary

“The performance for the quarter came in as expected, reflecting multiple contracts underway for our entire portfolio of finance and leasing solutions,” said Najeeb Ghauri, CEO of NetSol. “We remain on track to achieve our guidance for the year and are excited about the progress being made on implementing our $100 million-plus multi-country deal.”

Naeem Ghauri, President and Head of Global Sales, said, “The 12-country NFS AscentTM implementation began ramping up in the 2016 fourth quarter in South Korea, South Africa, Australia and China, providing excellent reference points for our marketing efforts in Europe and North America. As a result, we are witnessing a marked improvement in our sales pipeline, which is a strong indicator of a growing market need for NFS Ascent, as companies look to improve their businesses processes and productivity, consolidate IT systems and create new, efficient ways of conducting business.”

Following is additional detail for the quarter:

●	Gross profit rose to $7.5 million from $4.7 million last year;

●	Operating expenses were nearly flat year-over-year; and

●	The company purchased 705,000 shares of NetSol PK common stock during the third quarter and a total of 1.4 million shares for the first nine months of 2016 for $767,000, resulting in a decrease in non-controlling interest to 33.4%.

Fiscal 2016 First Nine Months Financial Results

For the first nine months of fiscal 2016, total net revenues advanced to $45.5 million, with services income comprising $31.9 million. This compares with total net revenues of $35.7 million for the same period one year ago, with services revenues comprising $21.6 million for first nine months of fiscal 2015. The company reported GAAP net income of $1.3 million, or $0.12 per diluted share, for the first nine months of fiscal 2016, versus a net loss of $4.9 million, or $(0.51) per share, for the same period last year.

Non-GAAP adjusted EBITDA for the fiscal 2016 year-to-date period doubled to $8.0 million, or adjusted EPS of $0.76 per diluted share, from $4.0 million, or adjusted EPS of $0.41 per diluted share, for the same period in fiscal 2015.

Fiscal 2016 Business Outlook

The company continues to expect minimum revenues of $62 million for fiscal 2016. Adjusted EPS is expected to exceed $1.00 per diluted share for fiscal 2016.

Fiscal 2016 Third Quarter Conference Call

When:	Tuesday, May 10, 2016
Time:	9:00 a.m. Eastern Time
Phone:	1-844-868-9327 (domestic)
1-412-317-6595 (international)
Note:	Once connected, please ask to be joined into the NetSol Technologies call.

A live webcast will be available online within the investor relations section of NetSol’s website at http://www.netsoltech.com. A replay of the webcast will be available one hour following conclusion of the live call, and will be archived for one year.

About NetSol Technologies

NetSol Technologies, Inc. (Nasdaq: NTWK) is a worldwide provider of IT and enterprise software solutions primarily serving the global leasing and financing industry. The Company’s suite of applications are backed by 40 years of domain expertise and supported by a committed team of more than 1,500 professionals placed in eight strategically located support and delivery centers throughout the world.

Forward-Looking Statements

Certain statements in this press release are forward-looking in nature, including, but not limited to, expected net revenue and adjusted EPS amounts for the full fiscal year and the growing market need for NFS Ascent, and accordingly, are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The words “expects,” “anticipates,” variations of such words, and similar expressions, identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, but their absence does not mean that the statement is not forward-looking. These statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Factors that could affect the Company’s actual results include the progress and costs of the development of products and services and the timing of the market acceptance. The subject Companies expressly disclaim any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in the company’s expectations with regard thereto or any change in events, conditions or circumstances upon which any statement is based.

(Tables Follow)

###

NetSol Technologies, Inc. and Subsidiaries

Consolidated Balance Sheets

	As of	As of
	March 31, 2016	June 30, 2015
ASSETS
Current assets:
Cash and cash equivalents	$11,881,159	$14,168,957
Restricted cash	90,000	90,000
Accounts receivable, net of allowance of $501,496 and $524,565	6,072,413	6,480,344
Accounts receivable, net - related party	6,467,551	3,491,899
Revenues in excess of billings	8,860,248	5,267,275
Other current assets	2,756,621	2,012,190
Total current assets	36,127,992	31,510,665
Investment	555,556	-
Property and equipment, net	23,178,350	25,119,634
Intangible assets, net	20,276,715	22,815,467
Goodwill	9,516,568	9,516,568
Total assets	$89,655,181	$88,962,334

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$6,354,959	$5,952,561
Current portion of loans and obligations under capitalized leases	4,538,218	3,896,353
Unearned revenues	3,412,019	4,897,327
Common stock to be issued	88,324	88,324
Total current liabilities	14,393,520	14,834,565
Long term loans and obligations under capitalized leases; less current maturities	315,653	487,492
Total liabilities	14,709,173	15,322,057
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.01 par value; 500,000 shares authorized;	-	-
Common stock, $.01 par value; 14,500,000 shares authorized;
10,558,600 shares issued and 10,531,321 outstanding as of March 31, 2016 and 10,307,826 shares issued and 10,280,547 outstanding as of June 30, 2015	105,586	103,078
Additional paid-in-capital	120,513,094	119,209,807
Treasury stock (27,279 shares)	(415,425)	(415,425)
Accumulated deficit	(39,412,605)	(40,726,121)
Stock subscription receivable	(947,353)	(1,204,603)
Other comprehensive loss	(18,898,747)	(17,167,100)
Total NetSol stockholders’ equity	60,944,550	59,799,636
Non-controlling interest	14,001,458	13,840,641
Total stockholders’ equity	74,946,008	73,640,277
Total liabilities and stockholders’ equity	$89,655,181	$88,962,334

NetSol Technologies, Inc. and Subsidiaries

Consolidated Statement of Operations

	For the Three Months		For the Nine Months
	Ended March 31,		Ended March 31,
	2016	2015	2016	2015
Net Revenues:
License fees	$1,358,469	$1,215,201	$3,261,514	$4,900,469
Maintenance fees	3,388,526	2,978,587	9,641,236	8,963,240
Services	8,159,490	7,022,982	24,487,467	16,650,646
License fees - related party	484,644	-	484,644	-
Maintenance fees - related party	28,423	43,948	218,409	237,523
Services - related party	2,554,347	1,813,197	7,377,430	4,901,792
Total net revenues	15,973,899	13,073,915	45,470,700	35,653,670

Cost of revenues:
Salaries and consultants	5,542,829	4,895,515	15,468,284	13,310,632
Travel	543,672	760,065	1,779,134	1,772,289
Depreciation and amortization	1,483,695	1,912,492	4,419,396	5,514,812
Other	860,868	792,737	2,822,347	2,129,646
Total cost of revenues	8,431,064	8,360,809	24,489,161	22,727,379

Gross profit	7,542,835	4,713,106	20,981,539	12,926,291

Operating expenses:
Selling and marketing	1,896,295	1,712,151	5,597,689	4,419,466
Depreciation and amortization	321,230	551,127	898,018	1,569,903
General and administrative	3,957,028	3,997,186	10,859,751	11,584,696
Research and development cost	132,123	84,038	362,117	230,740
Total operating expenses	6,306,676	6,344,502	17,717,575	17,804,805

Income (loss) from operations	1,236,159	(1,631,396)	3,263,964	(4,878,514)

Other income and (expenses)
Gain (loss) on sale of assets	14,848	6,496	642	(74,099)
Interest expense	(56,070)	(45,234)	(196,399)	(165,592)
Interest income	29,673	97,094	117,084	261,091
Gain (loss) on foreign currency exchange transactions	12,955	(247,845)	(235,291)	(589,707)
Other income	25,258	607,111	200,256	625,650
Total other income (expenses)	26,664	417,622	(113,708)	57,343

Net income (loss) before income taxes	1,262,823	(1,213,774)	3,150,256	(4,821,171)
Income tax provision	(106,209)	(107,398)	(454,707)	(235,157)
Net income (loss)	1,156,614	(1,321,172)	2,695,549	(5,056,328)
Non-controlling interest	(307,135)	(315,073)	(1,382,033)	214,888
Net income (loss) attributable to NetSol	$849,479	$(1,636,245)	$1,313,516	$(4,841,440)

Net income (loss) per common share
Basic	$0.08	$(0.17)	$0.13	$(0.51)
Diluted	$0.08	$(0.17)	$0.12	$(0.51)

Weighted average number of shares outstanding
Basic	10,427,664	9,914,321	10,338,740	9,573,336
Diluted	10,643,479	9,914,321	10,554,555	9,573,336

NetSol Technologies, Inc. and Subsidiaries

Consolidated Statement of Cash Flows

	For the Nine Months
	Ended March 31,
	2016	2015
Cash flows from operating activities:
Net income (loss)	$2,695,549	$(5,056,328)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	5,317,414	7,084,715
Provision for bad debts	49,605	-
(Gain) loss on sale of assets	(642)	74,099
Stock issued for services	694,693	1,119,721
Fair market value of warrants and stock options granted	145,716	466,866
Changes in operating assets and liabilities:
Accounts receivable	115,428	(2,369,950)
Accounts receivable - related party	(3,111,316)	(198,640)
Revenues in excess of billing	(3,248,121)	(2,734,788)
Other current assets	(838,913)	188,048
Accounts payable and accrued expenses	617,112	1,008,270
Unearned revenue	(1,305,724)	2,984,297
Net cash provided by operating activities	1,130,801	2,566,310

Cash flows from investing activities:
Purchases of property and equipment	(2,523,865)	(2,499,314)
Sales of property and equipment	556,280	209,718
Investment	(555,556)	-
Purchase of subsidiary shares from open market	(767,397)	(577,222)
Net cash used in investing activities	(3,290,538)	(2,866,818)

Cash flows from financing activities:
Proceeds from sale of common stock	64,931	1,863,000
Proceeds from the exercise of stock options and warrants	728,699	116,400
Proceeds from exercise of subsidiary options	16,744	12,306
Restricted cash	-	2,438,844
Dividend paid by subsidiary to Non controlling interest	-	(780,106)
Proceeds from bank loans	1,334,285	-
Payments on capital lease obligations and loans - net	(736,405)	(3,459,143)
Net cash provided by financing activities	1,408,254	191,301
Effect of exchange rate changes	(1,536,315)	(466,130)
Net decrease in cash and cash equivalents	(2,287,798)	(575,337)
Cash and cash equivalents, beginning of the period	14,168,957	11,462,695
Cash and cash equivalents, end of period	$11,881,159	$10,887,358

NetSol Technologies, Inc. and Subsidiaries

Reconciliation to GAAP

	Three Months	Three Months	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	March 31, 2016	March 31, 2015	March 31, 2016	March 31, 2015

Net Income (loss) before preferred dividend, per GAAP	$849,479	$(1,636,245)	$1,313,516	$(4,841,440)
Income Taxes	106,209	107,398	454,707	235,157
Depreciation and amortization	1,804,925	2,463,619	5,317,414	7,084,715
Interest expense	56,070	45,234	196,399	165,592
Interest (income)	(29,673)	(97,094)	(117,084)	(261,091)
EBITDA	$2,787,010	$882,912	$7,164,952	$2,382,933
Add back:
Non-cash stock-based compensation	368,674	668,807	840,409	1,586,587
Adjusted EBITDA	$3,155,684	$1,551,719	$8,005,361	$3,969,520

Adjusted EBITDA margin	19.76%	11.87%	17.61%	11.13%

Weighted Average number of shares outstanding
Basic	10,427,664	9,914,321	10,338,740	9,573,336
Diluted	10,643,479	9,937,750	10,554,555	9,596,765

Basic adjusted EBITDA	$0.30	$0.16	$0.77	$0.41
Diluted adjusted EBITDA	$0.30	$0.16	$0.76	$0.41

From time to time, NetSol may refer to Adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation, Amortization and Stock-based Compensation) and “non-GAAP adjusted diluted EPS or Adjusted EPS” in its conference calls and discussions with investors and analysts in connection with the company’s reported historical financial results. Adjusted EBITDA does not represent cash flows from operations as defined by generally accepted accounting principles (“GAAP”), is not derived in accordance with GAAP and should not be considered by the reader as an alternative to net income (the most comparable GAAP financial measure to Adjusted EBITDA). Non-GAAP adjusted diluted EPS or Adjusted EPS does not measure diluted EPS as defined by GAAP, is not derived in accordance with GAAP and should not be considered by the reader as an alternative to reported diluted EPS. The reconciliation of GAAP and non-GAAP financial measures for the three and nine month periods ended March 31, 2016 and 2015 are included in the above table. NetSol’s management believes that Adjusted EBITDA and Adjusted EPS are helpful as an indicator of the current financial performance of the company. NetSol also adjusts for non-cash items, such as stock-based compensation as we believe these are not representative of our ongoing operating performance and we believe excluding these costs provide a useful metric by which to compare performance from period to period. Management strongly encourages investors to review the company’s consolidated financial statements in their entirety and to not rely on any single financial measure in evaluating the company.